EXHIBIT 4
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CERTIFICATE No.           PHS BANCORP, INC.                        COMMON STOCK
                                                                  PAR VALUE $.10
                                                                      SHARES

INCORPORATED UNDER THE                       CUSIP NO. 693347 10 6
LAWS OF THE COMMONWEALTH OF PENNSYLVANIA     SEE REVERSE FOR CERTAIN DEFINITIONS

                  THIS
                  CERTIFIES
                  THAT

                  IS THE
                  OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.10 PAR VALUE PER SHARE OF

                                PHS BANCORP, INC.

     The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Corporation's official corporate papers filed in the Department of State of Pennsylvania, as amended (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, PHS Bancorp, Inc. has caused this certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

DATED:

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PRESIDENT AND CHIEF EXECUTIVE OFFICER         SECRETARY

                                      SEAL
                                Incorporated 1993
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                                PHS BANCORP, INC.

     The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of PHS Bancorp, Inc. (the "Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Articles.

     The Articles of the Corporation contain certain provisions, applicable upon the effective date of the reorganization of Peoples Home Savings Bank into the stock form and the concurrent formation of a mutual holding company, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Articles contain a provision pursuant to which the shares beneficially held in excess of 10% the Voting Stock of the Corporation are considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Articles or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation, or any tax-qualified employee stock benefit plan. PHS Bancorp, M.H.C., the ("MHC"), the Pennsylvania chartered mutual holding company of the Corporation and Peoples Home Savings Bank will own in excess of 50% of the Common Stock of the Corporation so long as the MHC remains in mutual form.

     The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, no par value per share, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common      UNIF GIFT MIN ACT -       Custodian
                                                        ------          -------
                                                        (Cus)           (Minor)
TEN ENT -  as tenants by the entireties
                                                    under Uniform Gift to Minors
JT TEN  -  as joint tenants with right of
           survivorship and not as tenants          Act ________________________
           in common                                           (State)

    Additional abbreviations may also be used through not in the above list.

 FOR VALUE RECEIVED ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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                                                                   Shares of the
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Common Stock  represented by the within  Certificate  and do hereby  irrevocably constitute and appoint

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Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________

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     NOTICE:  The signature to this  assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

  THIS CERTIFICATE IS NOT A DEPOSIT AND IS NOT FEDERALLY INSURED OR GUARANTEED